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                                        Exhibit 23.4

          CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


      Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the prospectus forming a part of this Registration Statement (File No. 333-32003) as a person about to become a director of NEXTLINK Communications, Inc.


                             /s/ Sharon L. Nelson
                             ---------------------
                                 Sharon L. Nelson

Date: September 22, 1997